Exhibit 24.2

                       Consent of Independent Auditors


We consent to the incorporation by reference in Registration Statement
No. 33-37920 on Form S-8 dated November 21, 1990 pertaining to the 1989 Stock Incentive Plan (the "Plan") of Community Psychiatric Centers of our report dated January 28, 1994 on the consolidated financial statements and financial statement schedules included in the Annual Report on Form 10-K of Community Psychiatric Centers for the year ended November 30, 1993 which is incorporated by reference into the Registration Statement on Form S-8 dated July 29, 1994 pertaining to the Plan.


                                               ERNST & YOUNG


Los Angeles, California
July 28, 1994